Exhibit 10.3j

           AMENDMENT NO. 3 TO THE AMENDED AND RESTATED
            EMPLOYMENT AND INDEMNIFICATION AGREEMENT

         This Amendment No. 3 to the Amended and Restated Employment and Indemnification Agreement dated as of April 1, 1996, as amended by Amendment No. 1 thereto dated as of February 11, 1997 and Amendment No. 2 thereto dated March 28, 1998 (collectively the "Agreement"), is made by and between MAXICARE HEALTH PLANS, INC., a Delaware corporation (the "Company"), and Peter J. Ratican, an individual ("Executive") and is dated as of May 8, 1998.


                         R E C I T A L S


         WHEREAS, Executive presently serves as Chairman of the Board, Chief Executive Officer and President of the Company pursuant to the Agreement, exerting particularly diligent efforts in such capacities on behalf of the Company;

         WHEREAS, the Company has entered into an Agreement of even date herewith (the "Dupee Settlement") with Paul R. Dupee, Jr. ("Dupee") and certain of the Company's shareholders who joined with Dupee (collectively the "Dupee Group") in a Written Consent Action with respect to the Company dated March 19, 1998 (the "Consent Solicitation");

         WHEREAS, certain other shareholders, who combined with the Dupee Group control in excess of 50% of the outstanding shares of the Company, have agreed to support certain terms of the Dupee Settlement which provides for the election of three new members to the Company's Board of Directors who have been suggested by Dupee or such shareholders (the "New Directors"), the dismissal of certain pending litigation between the Company and Mr. Dupee and Mr. Dupee's termination of his Consent Solicitation;

         WHEREAS, the Company and Executive wish to clarify any ambiguities with respect to the "Change of Control" or other provisions of the Employment Agreement raised by the election of the New Directors to the Board; and

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Company and Executive agree as follows:

         1.   Section 1.  Definitions.  (e)  "Continuing
Directors" shall be changed to add at the end thereof the
following:
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              "Notwithstanding anything to the contrary
              contained elsewhere herein or the
              definition of "Continuing Directors"


              above, neither Paul R. Dupee, Jr., Elwood
              Kleaver, Robert Davies, nor any other
              person initially elected to the Board of Directors at or before the Company's 1998
              Annual Meeting of Shareholders, pursuant to the terms of that certain Agreement dated as of May 8, 1998 between the Company and Paul R. Dupee, Jr. and certain other parties shall be considered a "Continuing Director" as such term is defined in the Agreement."

         2. Except as expressly set forth herein, all of the terms and conditions contained in the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment No. 3 to the
Agreement has been executed as of the date first above written.


EXECUTIVE                             MAXICARE HEALTH PLANS, INC.


  /s/   Peter J. Ratican                  /s/   Alan Bloom
Peter J. Ratican
                                      By:   /s/ Alan Bloom

                                      Its:   Secretary